                             STOCKHOLDERS' AGREEMENT

                            dated as of July 28, 1999

                                      among

                          CLASSIC COMMUNICATIONS, INC.,

                               BRERA CLASSIC, LLC,

                                       and

                      the additional parties named herein.



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                                TABLE OF CONTENTS

                                                                                                       Page
1.       Definitions.....................................................................................2
2.       Restrictions On Transfer........................................................................9
         2.1  General Restrictions.......................................................................9
         2.2  Permitted Transfers........................................................................9
         2.3  Put Rights................................................................................12
3.       Other Transfers................................................................................13
         3.1  Sale of the Company; Take-Along Rights....................................................13
         3.2  Initial Public Offering...................................................................14
         3.3  Involuntary Transfers.....................................................................14
4.       Preemptive Purchase Rights.....................................................................15
         4.1  Preemptive Rights.........................................................................15
         4.2  Notice of Sale............................................................................16
5.       Election of Directors and Related Matters......................................................16
         5.1  Board Voting..............................................................................16
         5.2  Chairmen..................................................................................17
         5.3  Removal...................................................................................17
         5.4  Vacancy...................................................................................18
         5.5  Observer Rights...........................................................................18
         5.6  Transaction Fees..........................................................................18
6.       Miscellaneous..................................................................................18
         6.1  Stock Certificate Legend..................................................................18
         6.2  Financial Information.....................................................................20
         6.3  Confidentiality...........................................................................22
         6.4  Additional Stockholders...................................................................23
         6.5  Successors and Assigns....................................................................23
         6.6  Specific Performance......................................................................23
         6.7  Entire Agreement; Amendment...............................................................23
         6.8  Expenses and Attorneys' Fees..............................................................24
         6.9  Term......................................................................................24
         6.10  Notices..................................................................................24
         6.11  Severability.............................................................................25
         6.12  Headings.................................................................................25
         6.13  Counterparts.............................................................................25
         6.14  Representations and Warranties...........................................................26
         6.15  Governing Law............................................................................26


                                      -i-
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
6.16  Consent to Jurisdiction and Service of  Process;
         Appointment of Agent for Service of Process...........................................26
6.17  Waiver of Jury Trial.....................................................................27

                             STOCKHOLDERS' AGREEMENT


                  THIS STOCKHOLDERS' AGREEMENT (this "Agreement"), dated as of July __, 1999, is by and among Classic Communications, Inc., a Delaware corporation (the "Company"), Brera Classic, LLC, a Delaware limited liability company ("Brera"), J. Merritt Belisle ("Belisle"), Steven E. Seach ("Seach") and Bryan D. Noteboom ("Noteboom") (Belisle, Seach and Noteboom are collectively known as "Management Stockholders" and individually as a "Management Stockholder"), BT Capital Partners, Inc., a Delaware corporation ("BT Capital"), Union Bancal Venture Corporation, a Delaware corporation ("Union Bancal"), Austin Ventures, L.P., a Delaware limited partnership ("Austin"), Austin Ventures III-A, L.P., a Delaware limited partnership ("Austin III-A"), Austin Ventures III-B, L.P., a Delaware limited partnership ("Austin III-B") (Austin, Austin III-A, and Austin III-B are collectively referred to as "Austin Ventures"), Texas Growth Fund, a trust fund created by the Constitution of the State of Texas ("Growth Fund"), and BA SBIC Management, L.L.C., successor in interest to NationsBanc Capital Corp., a Texas Corporation ("BA SBIC"), (Austin, Austin III-A, Austin III-B, Union Bancal, Growth Fund, BT Capital, and BA SBIC are collectively referred to as the "Investors" and individually as an "Investor") and other Persons who become parties to this Agreement pursuant to
Section 2.2. The parties (other than the Company) and any Person who hereafter acquires shares of Equity Securities (as defined herein) pursuant to the provisions of, and subject to the restrictions and rights set forth in, this Agreement, shall sometimes hereinafter be referred to individually as a "Stockholder" and collectively as the "Stockholders." Capitalized terms not otherwise defined herein will have the meanings given them in that certain Investment Agreement, dated as of May 24, 1999 (the "Investment Agreement), by and between Brera and the Company.

                                    RECITALS

                  A. Pursuant to the terms of the Investment Agreement and simultaneously with the execution of this Agreement, Brera is purchasing from the Company shares of Common Stock.

                   B. The execution and delivery of this Agreement by the parties are conditions to the purchase of the Common Stock by Brera pursuant to the Investment Agreement.


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


                  C. Prior to the closing of the transactions contemplated by the Investment Agreement (the "Closing"), the Stockholders (excluding Brera) constitute the record and beneficial owners of the capital stock and rights to acquire capital stock of the Company as of the date hereof, as set forth on Schedule A attached hereto;

                  D. On the date hereof, the Stockholders and the Company have entered into a Registration Rights Agreement with respect to the Common Stock (the "Registration Rights Agreement").

                  E. This Agreement supercedes each of the following: (i) that certain Amended Registration Rights Agreement, dated as of October 31, 1995, among the Company and certain stockholders, and (ii) that certain Amended Shareholders Agreement, dated as of October 31, 1995, among the Company and certain stockholders.

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt of and sufficiency of which is hereby acknowledged, the parties hereto hereby agree that:

                                    AGREEMENT

1.       Definitions

                  When used in this Agreement, the following terms shall have the meanings specified:

                  1.1 "Additional Party Signature Page" means a signature page substantially in the form attached hereto as Exhibit A.

                  1.2 "Additional Securities" has the meaning set forth in
Section 2.2(b)(ii).

                  1.3 "Affiliate" as applied to any Person, means any other Person directly or indirectly controlling, controlled by or under common control with that Person. The term "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of power to direct the management and policies of that Person, whether through voting power, by contract or otherwise.



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


                  1.4 "Agreement" has the meaning set forth in the preamble hereto.

                  1.5 "Appraised Value" means the value determined in accordance with the following procedures. During the Negotiation Period, the Company and the Stockholder agree to negotiate in good faith to reach agreement upon the Appraised Value of the Equity Securities or other securities or property at issue, as of the date of the Valuation Event, which will be the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event that the Company and the Stockholder are unable to agree upon the Appraised Value of the Equity Securities or such other securities or other property by the end of the Negotiation Period, then the Appraised Value of the Equity Securities or such other securities or property will be determined for purposes of this Agreement by a recognized appraisal or investment banking firm mutually agreeable to the Stockholder and the Company (the "Appraiser"). If the Stockholder and the Company cannot agree on an Appraiser within fifteen (15) days after the end of the Negotiation Period, the Company, on the one hand, and the Stockholder, on the other hand, will each select an appraiser within twenty-one (21) days after the end of the Negotiation Period and those two appraisers will select within twenty-five (25) days after the end of the Negotiation Period an independent Appraiser to determine the fair market value of such securities or property, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. Such independent Appraiser will be directed to determine fair market value of such securities or property as soon as practicable, but in no event later than thirty (30) days from the date of its selection. The determination by an Appraiser of the fair market value will be conclusive and binding on the Company and the Stockholder. Appraised Value of each share of Common Stock at a time when (i) the Company is not a reporting company under the Exchange Act and (ii) the Common Stock is not traded in the organized securities markets, will, in all cases, be calculated by determining the Appraised Value of the entire Company taken as a whole and dividing that value by the sum of (x) the number of shares of Common Stock then outstanding plus (y) the number of shares of Common Stock underlying the Common Stock Equivalents, without premium for control or discount for minority interests, illiquidity, or restrictions on transfer. In the event the Appraised Value of the Equity Securities or such other securities or property for any purpose exceeds the Fair Market Value of such securities or property determined by the Board of Directors of the Company by an amount in excess of ten percent (10%) of such Fair Market Value, the costs of the Appraiser will be borne by the Company; otherwise, the costs of the Appraiser will be borne on a Pro Rata Basis by the Stockholders demanding the Appraisal. In no event will the Appraised Value of the Equity Securities be more or less than the per share consideration received or receivable with respect to the Equity


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

Securities or other securities or property of the same class as the Equity Securities, as the case may be, in connection with a pending transaction involving a sale, merger, recapitalization, reorganization, consolidation, or share exchange, dissolution of the Company, sale or transfer of all or a majority of its assets or revenue or income generating capacity, or similar transaction. The Appraiser will give due consideration to the prevailing market prices for the Equity Securities or any other security or property, but the prevailing market prices for the Equity Securities or any other security or property will not be dispositive of the Appraised Value thereof.

                  1.6 "Appraiser" has the meaning set forth in the definition of Appraised Value.

                  1.7 "Approved Sale" has the meaning set forth in Section
3.1(a).

                  1.8 "Authorization Date" has the meaning set forth in Section 2.2(b).

                  1.9 "beneficial ownership" and "beneficially own" have the meanings set forth in the Investment Agreement.

                  1.10  "Belisle" means J. Merritt Belisle.

                  1.11 "Board" means the Board of Directors of the Company.

                  1.12 "Brera" means Brera Classic, LLC, a Delaware limited liability company.

                  1.13 "Brera Director" has the meaning set forth in Section 5.1(a)(i).

                  1.14 "Bylaws" means the Bylaws of the Company, as amended or restated from time to time.

                  1.15 "Certificate of Incorporation" means the Company's Amended and Restated Certificate of Incorporation, as amended or restated from time to time.

                  1.16 "Class I Director" has the meaning set forth in Section 5.1(b)(i).

                  1.17 "Class II Director" has the meaning set forth in Section 5.1(b)(ii).


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                  1.18 "Class III Director" has the meaning set forth in Section
5.1(b)(iii).

                  1.19 "Closing" has the meaning set forth in the recitals hereto.

                  1.20 "Come-Along Notice" has the meaning set forth in Section 2.2(b)(ii).

                  1.21 "Come-Along Rights" has the meaning set forth in Section 2.2(b)(ii).

                  1.22 "Come-Along Securities" has the meaning set forth in
Section 2.2(b)(ii).

                  1.23 "Common Stock" means the Voting Common Stock and non-voting Common Stock, par value $0.01 per share, of the Company.

                  1.24 "Common Stock Equivalent" means any option, warrant, right, or similar security or right exercisable into, exchangeable for, or convertible to Common Stock.

                  1.25 "Company" means Classic Communications, Inc., a Delaware corporation, and its successors and assigns.

                  1.26 "Current Investor Director" means _________________ for so long as he serves as a director of the Company pursuant to Section 5.1 or his replacement selected pursuant to Section 5.4.

                  1.27 "Electing Stockholder" has the meaning set forth in
Section 2.2(b)(ii).

                  1.28 "Election Period" has the meaning set forth in Section 2.2(b).

                  1.29 "Equity Security Equivalent" means any option, warrant, right, or similar security or right exercisable into, exchangeable for, or convertible to Equity Securities, including, without limitation, Common Stock Equivalents.

                  1.30 "Equity Securities" means any class of capital stock of the Company and all securities convertible into or rights to purchase capital stock of the Company, if any, including any warrants and options and any and all other equity


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


securities of the Company or securities convertible into or exchangeable for such securities or issued as a distribution with respect to or in exchange for such securities.

                  1.31 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  1.32 "Fair Market Value" means:

                            (a) as to securities regularly traded in the
organized securities markets, the Market Value; and

                            (b) As to all securities (including the Equity
Securities) not regularly traded in the securities markets and other property, the fair market value of such securities or property as determined in good faith by the Board at the time of the transaction (a "Valuation Event") requiring a determination of Fair Market Value under this Agreement. If a Stockholder and the Company cannot agree upon the Fair Market Value of the Equity Securities or other securities or property to be purchased, such Fair Market Value will be determined as set forth below. For a period of 30 days after the date of a Valuation Event (the "Negotiation Period"), the Stockholder and the Company agree to negotiate in good faith to reach agreement upon the Fair Market Value of the Equity Securities or such other securities or property, as of the date of the Valuation Event. In the event that the parties are unable to agree upon the Fair Market Value of the Equity Securities or such other securities or other property by the end of the Negotiation Period, then the Fair Market Value of the Equity Securities or such other securities or property will be the Appraised Value. Notwithstanding any other provisions of this Agreement, the time for any closing of any transaction as to which Appraised Value is relevant or to which the foregoing Negotiation Period applies will be extended until the thirtieth
(30th) day following determination of Fair Market Value under this Agreement.

                  1.33 "Fully Diluted Basis" means all outstanding shares of Equity Securities plus all shares of Equity Securities issuable upon any the conversion of any other securities of the Company (including the exercise of any warrants).

                  1.34 "GAAP" means United States generally accepted accounting principles, consistently applied.

                  1.35 "Individual Stockholder" means each natural Person owning Equity Securities on the date hereof and such other officers and employees of the Company that may acquire Equity Securities and become parties to this Agreement.


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                  1.36 "Initial Public Offering" means a registered offering of
Common Stock that results in net proceeds to the Company of at least $100 million and listing of the Common Stock on a national securities exchange or Nasdaq.

                  1.37 "Investment Agreement" has the meaning set forth in the preamble hereto.

                  1.38 "Investor Director" has the meaning set forth in Section 5.1(a)(ii).

                  1.39 "Investor Majority" has the meaning set forth in Section 5.3.

                  1.40 "Management Stockholder" or "Management Stockholders" has the meaning set forth in the preamble hereto.

                  1.41 "Market Value" as of a certain date means, per share of common stock:

                            (a) the average of the last sale prices, regular
way, on the 20 consecutive business days immediately preceding such date or, if there shall have been no sale on any such day, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange on which such common stock is at the time listed or admitted to trading, or

                            (b) if such common stock is not then listed or
admitted to trading on any national securities exchange, but is designated as a national market system security by the NASD, the average of the reported closing bid and asked prices on such 20 days as shown by the NASD automated quotation system.

                  1.42 "NASD" means The National Association of Securities Dealers, Inc.

                  1.43 "Nasdaq" means The Nasdaq Stock Market's National Market.

                  1.44 "Negotiation Period" has the meaning set forth in the definition of Fair Market Value.

                  1.45 "Offered Securities" has the meaning set forth in Section 2.2(b).

                  1.46 "Offered Shares" has the meaning set forth in Section
3.3.


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

                  1.47 "Other Stockholders" has the meaning set forth in Section 2.2(b).

                  1.48 "Person" means any natural person, corporation, firm, joint venture, limited liability company, partnership, trust, unincorporated organization, government or any department or agency of government or any other entity.

                  1.49 "Pro Rata Basis" among any specified group of Stockholders means the proportion of (x) the number of shares of Equity Securities then owned by, and issuable to (assuming exercise of all Equity Security Equivalents) an individual Stockholder of such group, to (y) the number of shares of Equity Securities then owned by, and issuable to (assuming exercise of all Equity Security Equivalents) all the Stockholders of such group.

                  1.50 "Representatives" has the meaning set forth in the Investment Agreement.

                  1.51 "Sale Notice" has the meaning set forth in Section
2.2(b).

                  1.52 "Seach" means Steven E. Seach.

                  1.53 "SEC" means the Securities and Exchange Commission.

                  1.54 "Securities Act" means the Securities Act of 1933, as amended.

                  1.55 "Stock Incentive Plan" has the meaning set forth in
Section 6.4.

                  1.56 "Stockholder" or "Stockholders" has the meaning set forth in the preamble hereto.

                  1.57 "Subsidiary" has the meaning set forth in the Investment Agreement.

                  1.58 "Transfer" has the meaning set forth in Section 2.1.

                  1.59 "Transfer Notice" has the meaning set forth in Section 2.2(a).

                  1.60 "Transferring Stockholder" has the meaning set forth in
Section 2.2(b).


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


                  1.61 "Valuation Event" has the meaning set forth in the definition of Fair Market Value.


2.       Restrictions On Transfer

                  2.1 General Restrictions. Except to the extent otherwise specifically provided herein and in accordance with the terms and provisions of this Agreement, no Stockholder will sell, assign, pledge, hypothecate, make gifts of or in any manner whatsoever dispose of or encumber (any such transfer or disposition being hereinafter referred to as a "Transfer") any shares of Equity Securities now owned or hereafter acquired by such Stockholder. Any purported Transfer in violation of this Agreement shall be null and void and of no force and effect. No Stockholder may Transfer Equity Securities to any Person that is a competitor of the Company, unless such Transfer is in connection with an Approved Sale pursuant to Section 3.1.

                  2.2 Permitted Transfers. Notwithstanding Section 2.1 of this
Agreement:

                            (a) Stockholder Transfers. The restrictions
contained in Section 2.1 will not apply with respect to a Transfer of shares of Equity Securities (i) pursuant to applicable laws of descent and distribution,
(ii) to a wholly-owned Affiliate of an Investor which is not a portfolio company which engages in any business that competes with any business of the Company at the time of transfer or (iii) among the Individual Stockholder's family group; provided that the restrictions contained in Section 2.1 will continue to be applicable to the Equity Securities after any such Transfer, and the transferees of such Equity Securities must agree in writing to be bound by the provisions of this Agreement prior to any such transfer. The Individual Stockholder's "family group" means the Individual Stockholder's spouse and direct lineal descendants (whether natural or adopted) and any trust solely for the benefit of the Individual Stockholder and/or the Individual Stockholder's spouse and/or direct lineal descendants. At least 30 days prior to making any transfer of Equity Securities pursuant to this Section 2.2(a), the Individual Stockholder will deliver a written notice (the "Transfer Notice") to the Company. The Transfer Notice will disclose in reasonable detail the identity of the prospective transferee(s) and the terms and conditions of the proposed transfer.

                            (b) Right of First Offer; Come-Along Rights. Subject
to Section 2.2(c) below, each Stockholder may Transfer any Equity Securities pursuant to the provisions of this Section 2.2(b). Prior to making any Transfer pursuant to this


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


Section 2.2(b), a Stockholder (the "Transferring Stockholder") shall deliver written notice (the "Sale Notice") to the Company and the other Stockholders (the "Other Stockholders"). The Sale Notice shall disclose in reasonable detail the amount of Equity Securities proposed to be Transferred (the "Offered Securities") and the terms and conditions of the proposed Transfer. A Stockholder shall not consummate any Transfer until twenty (20) days after the Sale Notice has been delivered to the Company and each Other Stockholder (the "Election Period"), unless the parties to the Transfer have been finally determined pursuant to this Section 2.2(b) prior to the expiration of the Election Period. The date of the first to occur of such events is referred to herein as the "Authorization Date."

                            (i) Right of First Offer. The Company may elect to
purchase all, but not less than all, of the Offered Securities which are the subject of the Sale Notice delivered by any Stockholder upon the same terms and conditions as described in the Sale Notice by delivering a written notice of such election to such Transferring Stockholder within twenty (20) days after the Sale Notice has been delivered to the Company. If the Company has not elected to purchase all of the Offered Securities which are the subject of such Sale Notice, the Other Stockholders may, in the aggregate, elect to purchase all, but not less than all, of the Offered Securities which are the subject of such Sale Notice delivered by any Stockholder upon the same terms and conditions as described in the Sale Notice by delivering a written notice of such election to the Transferring Stockholder within twenty (20) days after the Sale Notice has been delivered to the Other Stockholders. If more than one Other Stockholder elects to purchase the Offered Securities, the Offered Securities shall be allocated among the Other Stockholders so electing on a Pro Rata Basis. If neither the Company nor the Other Stockholders elect to purchase all of the Offered Securities specified in the Sale Notice, the Transferring Stockholder will have (y) ninety (90) days after the Authorization Date to draft, execute and deliver definitive documentation to Transfer such Offered Securities, subject to the provisions of Section 2.2(b)(ii) below, on terms and conditions no more favorable to the transferee than those proposed in the Sale Notice and
(z) if such documentation is so drafted, executed and delivered, sixty (60) days thereafter to consummate the Transfer. Any such Offered Securities not so Transferred by the Transferring Stockholder during such 150 day period will again be subject to the provisions of this Section 2.2(b) upon subsequent Transfer. If the Company or any Other Stockholder has elected to purchase Offered Securities hereunder, the Transfer of such Offered Securities shall be consummated as soon as practical after the delivery of the election notice(s) to the Transferring Stockholder, but in any event within thirty (30) days after the expiration of the Election Period. The Company or the Other Stockholders shall pay for such Offered Securities by delivery of a check or wire transfer of funds in the aggregate



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

amount of the purchase price for such Offered Securities. The purchasers of Offered Securities under this Section 2.2(b)(i) shall be entitled to receive customary representations and warranties from the Transferring Stockholder regarding the ownership and title of such Offered Securities. The right of first offer granted pursuant to this Section 2.2(b)(i) and the requirements of this
Section 2.2(b)(i) shall terminate upon the date of the closing of an Initial Public Offering, and the Stockholders will have no rights of first offer in connection with the sale of Equity Securities in such public offering.

                            (ii) Come-Along Rights. Any Other Stockholder shall
be entitled to participate in any proposed Transfer (other than a Transfer to the Company) by any Transferring Stockholder pursuant to Section 2.2(b) (a "Come-Along Right"). Each of the Other Stockholders shall be entitled, within twenty (20) days of the delivery of the Sale Notice to the Other Stockholders, to give written notice (the "Come-Along Notice") to the Transferring Stockholder that such Other Stockholder desires to participate in such proposed Transfer upon the price, terms and conditions set forth in the Sale Notice or as otherwise agreed to by such Transferring Stockholder, which Come-Along Notice shall specify the number of shares of Equity Securities such Other Stockholder desires to include in such proposed Transfer. If one or more Other Stockholders elects to exercise its Come-Along Rights by timely delivering a Come-Along Notice (each, an "Electing Stockholder"), each Electing Stockholder shall be entitled, subject to the remainder of this Section 2.2(b)(ii), to include in such proposed Transfer the number of shares of Equity Securities (as to each Electing Stockholder, the "Come-Along Securities" and, as to all Electing Stockholders collectively, the "Additional Securities") equal to the lesser of
(A) the maximum amount specified by such Electing Stockholder in its Come-Along Notice to the Transferring Stockholder and (B) the amount determined by multiplying the number of shares of Equity Securities owned by such Electing Stockholder by a fraction, the numerator of which is the number of shares of Offered Securities, and the denominator of which is the number of shares of Equity Securities owned by the Transferring Stockholder (assuming exercise of all convertible securities, options and warrants held by the Transferring Stockholder. If none of the Other Stockholders gives the Transferring Stockholder a timely Come-Along Notice with respect to the Transfer proposed in the Sale Notice, then the Transferring Stockholder will have (y) ninety (90) days after the Authorization Date to draft, execute and deliver definitive documentation to Transfer such Offered Securities on terms and conditions no more favorable to the transferee than those proposed in the Sale Notice and (z) if such documentation is so drafted, executed and delivered, sixty (60) days thereafter to consummate the Transfer. Any such Offered Securities not so Transferred by the Transferring Stockholder during such 150 day period will again be



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

subject to the provisions of this Section 2.2 upon subsequent Transfer. If such Transferring Stockholder receives a timely Come-Along Notice, then such Transferring Stockholder shall use all reasonable efforts to obtain the agreement of the prospective transferee to purchase all, and not less than all, of the Offered Securities and the Additional Securities, on the terms set forth above. If the prospective purchaser declines to purchase all of the Offered Securities and the Additional Securities, each of the Transferring Stockholder and each Electing Stockholder shall be entitled to Transfer the number of Equity Securities determined by multiplying (x) the number of shares of Equity Securities the prospective purchaser is willing to purchase by (y) a fraction, the numerator of which is (A) in the case of the Transferring Stockholder, the number of shares of Offered Securities and (B) in the case of an Electing Stockholder, the number of shares of Come-Along Securities of such Electing Stockholder, and the denominator of which is the sum of the number of shares of Offered Securities plus the number of shares of Additional Securities. Each Electing Stockholder shall be severally obligated to join (on a basis not to exceed such Electing Stockholder's pro rata share of the proceeds from such sale as provided hereunder) in any indemnification or other obligations to which a Transferring Stockholder agrees in connection with such sale (other than any such obligations that relate specifically to a particular Electing Stockholder, such as indemnification with respect to representations and warranties given by an Electing Stockholder regarding such Electing Stockholder's title to and ownership of Equity Securities, as to which obligations each such Electing Stockholder shall be solely liable). The Come-Along Right granted pursuant to this Section 2.2(b)(ii) and the requirements of this Section 2.2(b)(ii) shall terminate upon the date of the closing of an Initial Public Offering, and the Stockholders will have no Come-Along Rights in connection with the sale of Equity Securities in such public offering.

                            (c) Notwithstanding anything to the contrary
contained in this Agreement, the Management Stockholders shall not transfer any Equity Securities, other than (i) pursuant to Section 2.2(a) above, (ii) as an Electing Stockholder pursuant to Section 2.2(b)(ii) above or (iii) pursuant to
Section 3.1 below, until the earlier of (x) three (3) years after the Closing or
(y) six (6) months after an Initial Public Offering.

                  2.3 Put Rights. Each Stockholder holding warrants to purchase Common Stock hereby agrees, effective as of the Closing, to forever waive any right to "put" any Equity Securities or Equity Security Equivalents to the Company.


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

3.       Other Transfers

                  3.1 Sale of the Company; Take-Along Rights.

                            (a) Notwithstanding Section 2.1 of this Agreement,
if, prior to the closing of an Initial Public Offering, the Board approves the sale of all or part of the Company to an independent third party (whether by merger, consolidation, sale of all or substantially all of its assets or sale of all of the outstanding Equity Securities) (an "Approved Sale"), the Board shall notify the Stockholders in writing of that election. Upon request by the Board, each Stockholder will consent to and raise no objections to the Approved Sale, waive any appraisal or dissenters rights in respect of such Approved Sale, and take all other actions reasonably necessary or desirable to cause the consummation of such Approved Sale on the terms proposed by the Board, including, without limitation, (i) if the Approved Sale is structured as a sale of stock, each Stockholder will sell all of its Equity Securities and rights to acquire Equity Securities on the terms and conditions approved by the Board,
(ii) if the Approved Sale is structured as a merger or consolidation, each Stockholder will vote in favor thereof and will not exercise any dissenters' rights of appraisal it may have under any applicable law, and (iii) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company, each Stockholder will vote in favor thereof and, if applicable, will vote in favor of the subsequent dissolution and liquidation of the Company. Each Stockholder shall be severally obligated to join (on a basis not to exceed such Stockholder's pro rata share of the proceeds from such Approved Sale) in any indemnification or other obligations to which the Board agrees in connection with such Approved Sale (other than any such obligations that relate specifically to a particular Stockholder, such as indemnification with respect to representations and warranties given by a Stockholder regarding such Stockholder's title to and ownership of Equity Securities, as to which obligations each such Stockholder shall be solely liable).

                            (b) The obligations of the Stockholders with respect
to an Approved Sale are subject to the satisfaction of the following conditions:
(i) upon the consummation of the Approved Sale, all of the holders of a particular class or series of Equity Securities shall receive the same form and amount of consideration per share, or if any Stockholders of a particular type, class or series of Equity Securities are given an option as to the form and amount of consideration to be received, all Stockholders of such type, class or series will be given the same option, and (ii) all Stockholders of then currently exercisable Equity Security Equivalents will be given an opportunity to either (A) exercise such rights prior to the consummation of the Approved Sale and participate in such sale as Stockholders of such Equity Securities or
(B) upon the consummation of the Approved Sale, receive in exchange for such rights consideration equal to the amount determined by multiplying (1) the same amount of consideration per share received by the Stockholders of such type and class of Equity Securities in connection with the Approved Sale less the exercise price per share or amount of rights to acquire such Equity Securities by (2) the number of shares represented by such rights.

                            (c) If the Company enters into any negotiation or
transaction for which Rule 506 of the Securities Act (or any similar rule then in effect) may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), each Stockholder that is not an "accredited investor" (within the meaning of Rule 501(a) of the Securities Act) will, at the request of the Board, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities Act) approved by the Board, and the Company will pay the fees of such purchaser representative. If any such Stockholder declines to appoint the purchaser representative approved by the Board, such Stockholder will appoint another purchaser representative, and such Stockholder will be responsible for the fees of the purchaser representative so appointed.

                            (d) Each Stockholder will bear its pro rata share of
the reasonable costs of any sale of Equity Securities pursuant to an Approved Sale (but only if such Approved Sale is actually consummated) to the extent such costs are incurred for the benefit of all Stockholders and are not otherwise paid by the Company or the acquiring party. Costs incurred by or on behalf of a Stockholder for its sole benefit will not be considered costs of the transaction hereunder.

                  3.2 Initial Public Offering. Each Stockholder, at the Company's expense, will take all actions in connection with the consummation of an Initial Public Offering as are reasonably requested by the Company or Brera; provided that no Stockholder will be required to take any action that would impair its economic interest or rights as stockholder in the Company.

                  3.3 Involuntary Transfers. Notwithstanding Section 2.1 of this
Agreement:

                            (a) In the event that any Equity Securities owned by
any Stockholder shall be subject to sale or other transfer by reason of (i) bankruptcy or insolvency proceedings, whether voluntary or involuntary, or (ii) distraint, levy, execution or other involuntary transfer, then such Stockholder shall give the Company written notice thereof promptly upon the occurrence of such event (and the Company shall promptly send a copy of such notice to each Stockholder) stating the terms of such proposed transfer, the identity of the proposed transferee, the price or other consideration, if readily determinable, for which the shares of Equity Securities are proposed to be transferred and the number of shares of Equity Securities to be transferred (the "Offered Shares"). After its receipt of any such notice or, failing such receipt, after the Company otherwise obtains actual knowledge of such a proposed transfer, the Company will have the right to purchase some or all of the Offered Shares (provided that any Offered Shares not purchased by the Company may be purchased by the Stockholders pursuant to this
Section 3.3) at the price and on the terms applicable to such proposed transfer, which right shall be exercised by written notice given by the Company to such proposed transferor within 90 days following the Company's receipt of such notice or, failing such receipt, the Company's obtaining actual knowledge of such proposed transfer.

                            (b) The closing of the purchase and sale of the
Offered Shares shall be held at the principal office of the Company on a date to be established by the Company in its notice of election to purchase the Offered Shares, which in no event shall be less than 10 days nor more than 30 days from the date of such notice.

                            (c) If the Company does not elect to purchase all of
the Offered Shares, it shall thereupon give notice of the terms of the proposed transfer to each of the Stockholders, each of which shall then have, for a period of 15 days after the receipt of such notice, the right to purchase on a Pro Rata Basis all of the Offered Shares not purchased by the Company, with a right of over allotment to purchase Offered Shares not purchased by any other Stockholders (on a Pro Rata Basis or such other basis as the participating Stockholders may agree upon) by giving written notice to the Company and the proposed transferor within such 15-day period. The purchase of Offered Shares by Stockholders shall be subject to the same procedures and terms as those relating to the purchase by the Company. In the event that the foregoing rights are not fully exercised with respect to all of the Offered Shares, the proposed involuntary transfer referred to in Section 3.3(a) shall be permitted to occur. If the nature of the event giving rise to such involuntary transfer is such that no readily determinable consideration is to be paid for the Offered Shares, the price per share of Equity Securities to be paid by the Company or the Stockholders, as the case may be, shall be the Fair Market Value on the date of such transfer.

4.       Preemptive Purchase Rights

                  4.1 Preemptive Rights. Beginning immediately after the Closing, the Company will not issue or sell any Equity Securities without first complying with this Section 4 (other than Equity Securities issued pursuant to (a) an Initial Public

Offering, (b) warrants and options outstanding on the date hereof or (c) any employee stock incentive plan for an amount of shares of Common Stock not to exceed 20% of the outstanding shares of Common Stock as of date hereof less the shares subject to options granted to Belisle and Seach pursuant to their employment agreements with the Company and Classic Cable, Inc., dated the date hereof (the "Employment Agreements") approved by the Board, provided that new options granted to Belisle or Seach, other than pursuant to their Employment Agreements, will not be exempt from this Section 4). The Company hereby grants to each Stockholder the preemptive right to purchase, on a Pro Rata Basis, all or any part of any Equity Securities that the Company may, from time to time, propose to issue or sell (other than Equity Securities issued pursuant to an Initial Public Offering or pursuant to warrants and options outstanding on the date hereof and Equity Securities issued pursuant to any employee stock incentive plan approved by the Board). Any purchase made by a Stockholder pursuant to this Section 4.1 shall occur on the same terms and conditions offered to the proposed transferee(s) of the Equity Securities. The preemptive right granted pursuant to this Section 4.1 and the requirements of Section 4.2 shall terminate upon the date of the closing of an Initial Public Offering.

                  4.2 Notice of Sale. As soon as practicable after the Company determines to issue or sell any Equity Securities, the Company shall notify each Stockholder of such proposed issuance or sale. The notice shall specify, to the extent practicable, the purchase price for, and the terms and conditions of, the sale of such Equity Securities. Each Stockholder shall have fifteen (15) days from the date it receives such notice to purchase, on a Pro Rata Basis, all or a portion of its respective amount of the Equity Securities proposed to be issued by the Company. Thereafter, the Company shall have 150 days to sell such Equity Securities not elected to be purchased by the Stockholders at the same or higher price and upon terms substantially similar to those specified in the Company's notice. In the event the Company has not sold such Equity Securities within the 150 day period, the Company will not thereafter issue or sell any Equity Securities without first offering such Equity Securities in the manner provided in this Section 4.

5.       Election of Directors and Related Matters.

                  5.1 Board Voting. Until such time as the Management Stockholders, Brera and the Investors together own less than 30% of the outstanding Common Stock on a Fully Diluted Basis, each Stockholder agrees to take any and all action necessary, including, without limitation, the voting of all of its Common Stock, the execution of written consents, the calling of special meetings, the removal of directors, the filling of vacancies in directorships on the Board, the waiving of notice, the attendance of meetings and the amendment of the Certificate of Incorporation or the Bylaws, so as to:

                            (a) cause the Board to consist of up to seven (7)
directors composed of the following Persons:

                                            (i) four (4) Persons designated by
Brera (the "Brera Directors"); and

                                            (ii) the chief executive officer of
the Company, initially Belisle for so long as he is employed by the Company, and two other individuals selected by the Investor Majority, provided that Seach shall hold one board seat, for so long as he is employed by the Company, and the Current Investor Director shall hold the other board seat until the Investor Majority determines otherwise (the "Investor Directors").

                           (b) cause the Board to be divided into three classes
as follows:

                                            (i) one class (the "Class I
Directors") to consist of one Brera Director and one Investor Director (initially, the Current Investor Director) to serve until the first annual meeting of the Company following the Closing and thereafter for additional terms of three years;

                                            (ii) one class (the "Class II
Directors") to consist of one Brera Director and one Investor Director (initially, Seach), to serve until the second annual meeting of the Company following the Closing and thereafter for additional terms of three years; and

                                            (iii) one class (the "Class III
Directors") to consist of two Brera Directors and one Investor Director (initially, Belisle), to serve until the third annual meeting of the Company following the Closing and thereafter for additional terms of three years.

                  5.2 Chairmen. Brera will designate the chairman of the Board and the chairman of each committee of the Board.

                  5.3 Removal. The removal from the Board (with or without cause) of any Brera Director or Investor Director shall be in the sole discretion and at the written direction of Brera or the holders of a majority of Equity Securities held by the Investors (the "Investor Majority"), respectively, but only upon such written direction and under no other circumstances; provided, that neither Belisle or Seach may be removed from the Board without Brera's consent.

                  5.4 Vacancy. If any Brera Director or Investor Director (other than the chief executive officer) ceases to serve as a member of the Board during such representative's term of office, the resulting vacancy on the Board shall be filled only by Brera or the Investor Majority, as the case may be, but only upon such written direction and under no other circumstances. If Belisle or Seach is terminated or otherwise ceases to be the chief executive officer or chief financial officer, respectively, of the Company (whether by death, disability or otherwise), then such person shall be deemed to have resigned from the Board and (a) in the case of Belisle, he will be replaced by the new chief executive officer of the Company and (b) in the case of Seach, he will be replaced by the Investors consistent with the terms and provisions of this
Section 5.

                  5.5 Observer Rights. Each of Austin, Growth Fund, BT Capital and BA SBIC will have, so long as each remains party to this Agreement and retains, together with its Affiliates, at least 4.0% of the Common Stock, the rights to (a) receive notices of Board meetings along with the directors and (b) send one representative to observe Board meetings, provided that the representative will not have any right to vote at, participate in or disrupt the meeting, and provided further that by sending a representative to a meeting, the Stockholder agrees to be bound by all confidentiality and fiduciary duties that apply to directors at such meetings. The Company will pay the reasonable out-of-pocket expenses incurred in sending such an observer.

                  5.6 Transaction Fees. Brera agrees that any transaction fee payable by the Company to Brera that exceeds 1% of the transaction value for any such transaction must be approved by the Current Investor Director.

6.       Miscellaneous.

                  6.1 Stock Certificate Legend. A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records of the Company. Each certificate representing shares of Equity Securities owned by any Stockholder shall bear the following legends:

          First Legend:

               "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS."

          Second Legend:

               "THE SECURITIES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF AND PROVISIONS OF A STOCKHOLDERS' AGREEMENT DATED AS OF MAY 23, 1999, AND A REGISTRATION RIGHTS AGREEMENT, DATED AS OF MAY 23, 1999, (AS SUCH AGREEMENTS MAY BE SUPPLEMENTED, MODIFIED, AMENDED, OR RESTATED FROM TIME TO TIME, THE "AGREEMENTS") AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED (COLLECTIVELY, "TRANSFERRED") UNLESS AND UNTIL SUCH TRANSFER COMPLIES WITH THE AGREEMENTS, COPIES OF WHICH ARE ON FILE AT THE OFFICES OF THE COMPANY.

All Stockholders shall be bound by the requirements of such legends to the extent that such legends are applicable. Upon request of any Stockholder, the Company shall remove the First Legend from the certificate or issue to such Stockholder a replacement certificate without the First Legend required by this Section 6.1 if, with such request, the Company shall have received an opinion of counsel to such Stockholder reasonably acceptable to the Company to the effect that such legend is no longer necessary under the Securities Act. Upon the closing of the Initial Public Offering, all certificates representing shares of Common Stock shall be replaced, at the expense of the Company, with certificates not bearing the Second Legend required by this Section 6.1, and in connection with shares to be sold pursuant to a registered public offering, the certificates representing such shares shall be replaced, at the expense of the Company, with certificates not bearing either of the legends required by this Section 6.1.

                  6.2 Financial Information . The Company hereby agrees to provide the following to each Stockholder for so long as such Person owns shares of Equity Securities:

                            (a) as soon as practicable after the end of each
fiscal year of the Company, and in any event within 120 days thereafter, beginning with the fiscal year ending December 31, 1999, consolidated and consolidating balance sheets of the Company and its subsidiaries, as at the end of such year, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries, for such fiscal year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year together with a comparison of such statements to the Budget (as defined below) for the most recently added fiscal year, all in reasonable detail and, in the case of the consolidated statements, audited and certified by a nationally recognized independent public accounting firm selected by the Board;

                            (b) as soon as practicable after the end of each
fiscal quarter of the Company, and in any event within 45 days thereafter, beginning with the fiscal quarter ending June 30, 1999, consolidated and consolidating balance sheets of the Company and its subsidiaries, as at the end of such quarter, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries, for such fiscal quarter, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the corresponding period of the previous fiscal year, together with a comparison of such statements to the Budget (as defined below), subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by an appropriate officer of the Company;

                            (c) for as long as such Person holds at least 20% of
the Common Stock on a Fully Diluted Basis and the Company has not completed an Initial Public Offering, the following information:

                                            (i) as soon as practicable after the
end of each calendar month, and in any event within 30 days thereafter, beginning with June 30, 1999, consolidated and consolidating balance sheets of the Company and its subsidiaries, as at the end of such month, and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries for such month and for the current fiscal year to date, prepared substantially in accordance with GAAP and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year, together with a comparison of such statements to the Budget (as defined below), subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by an appropriate officer of the Company;

                                            (ii) as soon as practicable after
the end of each calendar month, and in any event within 30 days thereafter, beginning with June 30, 1999, a statement signed by the chief executive and chief financial officers of the Company, setting forth in reasonable detail, as to each cable television system owned or acquired by the Company ant its subsidiaries from time to time, (A) the number and type of subscribers to such system as at the end of such month, (B) the range of rates charged to subscribers during such month, (C) the total miles of activated plant as of the end of such month, (D) the Company's best estimate of the number of residential units passed as of the end of such month, (E) the number of subscribers terminating and adding cable service during such month, and (F) the monthly and year-to-date revenues, expenses and operating expenses of the Company and its subsidiaries on a consolidated basis, together with the corresponding figures for the Company's and its subsidiaries' budgets on a consolidated basis provided by the Company pursuant to subparagraph (iii) below;

                                            (iii) prior to the commencement of
each fiscal year, an annual business plan, including a budget and financial projections (including consolidated and consolidating balance sheets of the Company and its subsidiaries and consolidated and consolidating statements of income and cash flow of the Company and its subsidiaries), for each month during such fiscal year, all in reasonable detail together with underlying assumptions and approved by a majority of the entire Board (the "Budget");

                                            (iv) promptly upon receipt thereof,
copies of all other reports, if any, submitted to the Company by independent public accountants in connection with any annual or interim audit of the books of the Company and its subsidiaries made by such accountants;

                                            (v) a copy of each financial
statement, report or registration statement that the Company or any of its subsidiaries files with the SEC or any stock exchange;

                                            (vi) promptly upon the Company's
learning thereof, notice of the institution or resolution of any suit or administrative proceeding that could be reasonably expected to have a material adverse impact on the condition (financial or otherwise), properties, assets, operations, results of operations, business or rights of the Company or any of its subsidiaries; and

                                            (vii) promptly upon the Company's
learning thereof, notice of any event that has had, or could reasonably be expected to have, a material adverse impact on the condition (financial or otherwise), properties, assets, operations, results of operations, business or rights of the Company or any of its subsidiaries, including, without limitation, the threat of any material litigation or investigation with respect to the Company or any of its subsidiaries or any material disputes with customers.

                  6.3 Confidentiality. Each party to this Agreement agrees to use the same degree of care to keep confidential any information from time to time supplied to it by or on behalf of the Company which the Company or the Person acting on its behalf designates in writing at the time of its delivery to be treated as confidential or actually known by the receiver to be confidential information as such party uses to keep confidential its own information of a similar character; provided, however, that the foregoing provisions of this
Section 6.3 shall not apply:

                            (a) to any information which is or becomes public
knowledge other than by reason of any breach by such party of this Section 6.3 or is or becomes available to such party on a nonconfidential basis from a source that such party reasonably believes may disclose such information without violating a confidentiality obligation to the Company;

                            (b) to the extent a party is required to disclose
the information in question pursuant to any law, statute, rule or regulation or any order of any court or judicial process or pursuant to any direction, request or requirement of any self-regulating organization or any governmental, fiscal, monetary or other authority;

                            (c) to the extent that a party is reasonably
required to disclose the information in question for the protection or enforcement of any of such party's rights or interests against the Company (provided that each party hereby agrees that it will use reasonable efforts promptly to notify the Company of any request for information to which this clause (c) applies); or

                            (d) to the prospective transferee in connection with
any contemplated Transfer of any of the shares of Common Stock by such party, provided such transferee agrees to maintain confidentiality of such information consistent with the provisions of this Section 6.3.

                  6.4 Additional Stockholders. Each party hereto (a) acknowledges that the Company may issue additional shares of Common Stock pursuant to a stock incentive plan to be approved by the Board for the benefit of officers and key employees of the Company and its subsidiaries (the "Stock Incentive Plan") and (b) agrees that any such officer or key employee who is granted any award under such plan shall, upon execution and delivery of an Additional Party Signature Page to the Company, be bound by and entitled to the benefits of this Agreement as though he or she were an original party hereto. The Company agrees to include as a requirement to participation in the Stock Incentive Plan that no awards shall be made under such plan to any Person who does not become a party to this Agreement.

                  6.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, regardless of whether or not any such successors, assigns or holders have delivered an undertaking or assumption with respect to this Agreement. In addition, whether or not any express assignment has been made, the provisions of this Agreement that are for the benefit of or bind holders of Equity Securities are also for the benefit of or bind any subsequent holder of Equity Securities; provided, however, that no third-party transferee shall derive any rights under this Agreement unless and until such third-party transferee has executed and delivered to the Company an Additional Party Signature Page. Any party to, or Person who is subject to, this Agreement that ceases to own shares of Equity Securities or any interest therein shall cease to be a party to, or Person who is subject to, this Agreement and thereafter shall have no rights or obligations hereunder.

                  6.6 Specific Performance. Without limiting the rights of each party to this Agreement to pursue all other legal and equitable rights available to such party for any other party's failure to perform its obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure.

                  6.7 Entire Agreement; Amendment. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof. Without limiting the generality of the foregoing, this Agreement supercedes each of the following: (i) that certain Amended Registration Rights Agreement, dated as of October 31, 1995, among the Company and certain stockholders, and (ii) that certain Amended Shareholders Agreement, dated as of October 31, 1995, among the Company and certain stockholders. This Agreement may be amended, and the performance of any provision hereof may be waived, only by the written agreement of each of the parties hereto or their respective successors and assigns for so long as each such successor and assign, as the case may be, owns at least 5% of the Equity Securities on a Fully Diluted Basis.

                  6.8 Expenses and Attorneys' Fees. Except as specifically provided in this Agreement, the Company shall pay all reasonable fees and expenses incurred by the Stockholders, including the reasonable fees of their respective counsel, in connection with the preparation, issuance, maintenance, reissuance and amendment of this Agreement and the consummation of the transactions contemplated by this Agreement and the protection or enforcement of the Stockholders' rights under this Agreement.

                  6.9 Term. This Agreement, other than Sections 5 and 6, shall terminate on the date of the closing of an Initial Public Offering pursuant to a registration statement that was declared effective by the SEC.

                  6.10 Notices. Any notice provided for in this Agreement must be in writing and must be either (a) personally delivered, (b) sent by a recognized overnight courier service, to the recipient at the address below indicated or (c) by facsimile which is confirmed in writing by sending a copy of such facsimile to the recipient thereof pursuant to clause (a) or (b) above:

To the Company:            Classic Communications, Inc.
                           515 Congress Avenue
                           Austin, TX  78701
                           Attention:  J. Merritt Belisle
                           Fax: (512) 476-5204

With a copy to:            Winstead Sechrest & Minick P.C.
                           100 Congress Avenue,  Suite 800
                           Austin, TX  78701
                           Attention:  Timothy E. Young, Esq.
                           Fax:  (512) 370-2850

With a copy to:            Cary Ferchill, Esq.
                           500 Capital of Texas Highway North
                           Building 6, Suite 225
                           Austin, Texas  78746
                           Fax:  (512) 327-7272

To Brera:                  Brera Classic, LLC
                           c/o Brera Capital Partners, LLC
                           712 Fifth Avenue
                           34th Floor
                           New York, NY  10019
                           Attention:  Lisa Hook
                           Fax:  (212) 835-1399

With a copy to:            Skadden, Arps, Slate, Meagher & Flom (Illinois)
                           333 West Wacker Drive, Suite 2300
                           Chicago, IL  60606
                           Attention:  Peter C. Krupp, Esq.
                           Fax:  (312) 407-0411

To Stockholders: at the addresses listed on the signature pages attached hereto.

or such other address or to the attention of such other Person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given (x) on the date such notice is personally delivered, (y) one (1) day after the date such notice is delivered to the overnight courier service if sent by overnight courier or
(z) with respect to facsimiles,
on the earlier of one (1) day after the date such facsimile is delivered to the overnight courier for confirmation or confirmation by telephone to the number designated herein; provided that in each case notices received after 4:00 p.m. (local time of the recipient) shall be deemed to have been duly given on the next business day.

                  6.11 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

                  6.12 Headings. The headings and captions contained herein are for convenience only and shall not control or affect the meaning or construction of any provision hereof.

                  6.13 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and which together shall constitute one and the same instrument.

                  6.14 Representations and Warranties. (a) Each party to this Agreement represents and warrants to each other party to this Agreement that (i) all action on the part of such party necessary for the authorization, execution, delivery and performance of this Agreement has been taken and (ii) this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                           (b)  Brera represents that other than the Transaction
Agreements and the Stockholder Voting Agreement, dated as of May 24,1999, between Brera and each stockholder named therein, as of the date hereof, there are no other agreements between Brera and (i) either Belisle or Seach, (ii) the Company or (iii) with respect to any sale of Brera's interests in the Company, any third party.

                  6.15 Governing Law. All questions concerning the validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State, without regard to the principles of conflicts of laws except to the extent necessary to permit this Agreement to be governed by New York law as set forth above.

                  6.16 Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY NEW YORK STATE COURT LOCATED IN THE BOROUGH OF MANHATTAN AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR ANY BUSINESS OR OTHER DISPUTES BETWEEN THE PARTIES (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (A) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (B) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (C) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREE TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                  6.17 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN

THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

ACCORDINGLY, EACH PARTY ACKNOWLEDGES THAT IT HAS WAIVED ITS RIGHT TO SUE OR BE SUED IN TEXAS AND TO A JURY TRIAL. EACH PARTY HAS DISCUSSED THIS AGREEMENT WITH ITS COUNSEL AND AGREES TO BE BOUND BY ITS TERMS.

                  IN WITNESS WHEREOF, the parties have executed this Stockholders' Agreement as of the day and year first above written.

                                CLASSIC COMMUNICATIONS,  INC.


                                By:
                                   ---------------------------------------------
                                Name:  J. Merritt Belisle
                                Title: Chief Executive Officer



                                BRERA CLASSIC, LLC


                                By:
                                   ---------------------------------------------
                                Name:  Lisa A. Hook
                                Title: Authorized Signatory

                                AUSTIN VENTURES, L.P.
                                By: AV PARTNERS, L.P.


                                By:
                                   ---------------------------------------------
                                Name:  Jeffery C. Garvey
                                Title: General Partner


                                AUSTIN VENTURES III-A, L.P.
                                By: AV PARTNERS III, L.P.


                                By:
                                   ---------------------------------------------
                                Name:  Jeffery C. Garvey
                                Title: General Partner


                                AUSTIN VENTURES III-B, L.P.
                                By: AV PARTNERS III, L.P.


                                By:
                                   ---------------------------------------------
                                Name:  Jeffery C. Garvey
                                Title: General Partner

                                BA SBIC MANAGEMENT, L.L.C.,

                                By: BA Equity Management, L.P.,
                                    Its Sole Member

                                By: BA Equity Management G.P.
                                    Its General Partner


                                By:
                                   ---------------------------------------------
                                   Name:  Robert H. Sheridan, III
                                   Title: Member

                                BOARD OF TRUSTEES OF TEXAS
                                GROWTH FUND - 1991 TRUST, AS
                                TRUSTEE

                                By:  TGF Management Corp.


                                By:
                                   ---------------------------------------------
                                Name:  James J. Kozlowski
                                Title: President


                                BT CAPITAL PARTNERS, INC.


                                By:
                                   ---------------------------------------------
                                Name:  Robert J. Marakovits
                                Title: President


                                UNION BANCAL VENTURE CORPORATION


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


                                THE CHASE MANHATTAN BANK, N.A.


                                By:
                                   ---------------------------------------------
                                Name:
                                Title:


                                J. MERRITT BELISLE

                                By:
                                   ---------------------------------------------

                                STEVEN E. SEACH


                                By:
                                   ---------------------------------------------


                                BRYAN D. NOTEBOOM


                                By:
                                   ---------------------------------------------

                                SCHEDULE A

                                                                       EXHIBIT A

                         ADDITIONAL PARTY SIGNATURE PAGE


                  The undersigned hereby executes the Stockholders' Agreement, dated as of May 23, 1999, by and among Classic Communications, Inc., a Delaware corporation, Brera Classic, LLC, a Delaware limited liability company, and the other signatories listed in the signature pages attached thereto, authorizes this signature page to be attached to a counterpart of such agreement, and agrees to be bound by such agreement as if the undersigned had executed such agreement on the date of its original execution.



                                       -----------------------------------------
                                       Name



                                       -----------------------------------------
                                       Address



                                       -----------------------------------------
                                       Signature




                                       CLASSIC COMMUNICATIONS, INC.
                                         (on behalf of itself and
                                         the Stockholders)



                                       By:
                                          --------------------------------------
                                           Title: